Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of March 1996
Distribution Date of April 22, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $316,103,678.67
Beginning Pool Factor                       0.7439847

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $12,107,357.36
  Interest Collected                    $2,834,162.94

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $540,104.58
Total Additional Deposits                 $540,104.58

Repos/Chargeoffs                          $420,107.94
Aggregate Number of Notes Charged Off              46

Total Available Funds                  $15,481,624.88

Ending Pool Balance                   $303,576,213.37
Ending Pool Factor                          0.7144999

Servicing Fee                             $263,419.73

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $19,050,749.21
  Target Percentage                              6.00%
  Target Balance                       $18,214,572.80
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(836,176.41)
  Ending Balance                       $18,214,572.80

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,179,949.55    1,399
    31-60 days                             456,593.59      326
    60+ days                               209,713.84       65

    Total                                2,846,256.98    1,405

  Balances:
    60+ days                             3,726,336.87       65

Memo Item - Reserve Account
  Prior Month                          $18,966,220.72
  + Invest. Income                          84,528.49
  - Transfer to Collections Account              0.00
    Beginning Balance                  $19,050,749.21

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of March 1996

                                                               NOTES
                                      TOTAL          CLASS A-1       CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:              $424,879,281.80  $80,000,000.00  $330,000,000.00  $14,879,281.80
 Distribution Percentages(1)                               0.00%          100.00%           0.00%
 Coupon                                                   5.900%           6.550%          6.850%

Beginning Pool Balance           $316,103,678.67
Ending Pool Balance              $303,576,213.37
Collected Principal               $12,107,357.36
Collected Interest                 $2,834,162.94
Charge-Offs                          $420,107.94
Liquidation Proceeds/Recoveries      $540,104.58
Servicing                            $263,419.73
Cash Transfer from Reserve Account         $0.00
  Total Collections Available
    for Debt Service              $15,218,205.15

Beginning Balance                $316,103,678.67           $0.00  $301,224,396.87  $14,879,281.80

Interest Due                       $1,729,119.07           $0.00    $1,644,183.17      $84,935.90
Interest Paid                      $1,729,119.07           $0.00    $1,644,183.17      $84,935.90
Principal Due                     $12,527,465.30           $0.00   $12,527,465.30           $0.00
Principal Paid                    $12,527,465.30           $0.00   $12,527,465.30           $0.00

Ending Balance                   $303,576,213.37           $0.00  $288,696,931.57  $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.0000000000     0.8748391866    1.0000000000

Total Distributions               $14,256,584.37           $0.00   $14,171,648.47      $84,935.90

Interest Shortfall                         $0.00           $0.00            $0.00           $0.00
Principal Shortfall                        $0.00           $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00           $0.00

Excess Servicing                     $961,620.78

Beginning Reserve Account Balance $19,050,749.21
(Release)/Draw                      $(836,176.41)
Ending Reserve Account Balance    $18,214,572.80

Memo Item - Advances:
 Servicer Advances - Current Month   $469,716.12
 Total Outstanding Servicer
  Advances                         $5,017,924.86

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of March 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5                4                3                2                1
                             Nov 1995         Dec 1995         Jan 1996         Feb 1996         Mar 1996
Beg. Pool Balance        $356,635,881.95  $348,084,582.88  $337,956,886.36  $325,764,845.10  $316,103,678.67

A) Loss Trigger:
Principal of Contracts
  Charged off                $312,680.72      $435,655.77      $372,049.69      $576,381.41      $420,107.94
Recoveries                   $511,911.31      $462,763.11      $556,075.28      $164,473.54      $540,104.58

Total Charged off
  (Months 5,4,3)           $1,120,386.18
Total Recoveries
  (Months 3,2,1)            1,260,653.40
Net Loss/(Recoveries)
  for 3 Mos.                ($140,267.22)(a)

Total Balance
  (Months 5,4,3)       $1,042,677,351.19(b)

Loss Ratio [(a/b)(12)]          -0.1614%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $1,440,315.28    $3,504,275.94    $3,726,336.87
  As % of Beginning
    Pool Balance                                                  0.42618%         1.07571%         1.17883%
  Three Month Average                                             0.97451%         0.72376%         0.89357%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer